SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2024 (March 1, 2024)
NIKA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
colorado	000-56234	90-0292940
(State or other jurisdiction of Nika Pharmaceuticals, Inc.)	(Commission File Number)	(IRS Employer Identification No.)
2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)
(702)-326-3615
Registrant's telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
Nika Pharmaceuticals, Inc. has gone through a market extension merger with Nika BioTechnology, Inc., effective as of March 1, 2024. The Agreement and Plan of Merger was approved by the shareholders and board of directors of both companies on February 12, 2024.
Pursuant to the terms of the merger, Nika BioTechnology, Inc. will merge into Nika Pharmaceuticals, Inc. for which the shareholders of Nika BioTechnology, Inc. will receive, as consideration, one (1) share of NKPH common stock for each share of NIKA common stock that they own.
Both entities have the same board of directors and officers who will continue to remain in the same roles in the consolidated entity. Dimitar Slavchev Savov owns approximately 69% of the common stock and 100% of the Preferred A stock of Nika BioTechnology, Inc, as well as approximately 37% of the common stock and 100% of the Preferred A stock of Nika Pharmaceuticals, Inc.
Section 5 – Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Agreement and Plan of Merger and the approval of the company’s board of directors and shareholders, Nika Pharmaceuticals, Inc. has filed an Amendment to the Articles of Incorporation to increase the number of authorized Preferred A stock from 10,000,000 to 15,000,000, effective as of March 4, 2024 when the amendment was filed with the Colorado Secretary of State.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Nika Pharmaceuticals, Inc. Form 425
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIKA PHARMACEUTICALS, INC.

Dated: March 4, 2024	By:	/s/ Dimitar Slavchev Savov
Dimitar Slavchev Savov
Chief Executive Officer, Director